Diversified Scientific Services, Inc.


Financial Statements
as of December 31, 1997, 1998 and 1999
Together With Report of Independent Public Accountants

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Stockholder of
Diversified Scientific Services, Inc.:


We have audited the accompanying balance sheets of DIVERSIFIED SCIENTIFIC SERVICES, INC. (a wholly-owned subsidiary of Waste Management, Inc. and a Tennessee corporation) as of December 31, 1998 and 1999, and the related statements of operations, stockholder's deficit and cash flows for each of the periods in the three years ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diversified Scientific Services, Inc. (a wholly-owned subsidiary of Waste Management, Inc.) as of December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the periods in the three years ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                   /s/ Arthur Andersen LLP


Nashville, Tennessee
August 16, 2000

              DIVERSIFIED SCIENTIFIC SERVICES, INC.

      (a wholly-owned subsidiary of Waste Management, Inc.)


                         BALANCE SHEETS

                   DECEMBER 31, 1998 AND 1999

                  ASSETS                             1998            1999
______________________________________________    ___________     ___________
CURRENT ASSETS:
 Cash                                             $    16,187     $     3,848
 Accounts receivable, net                           2,282,100       4,603,943
 Inventories and supplies                             436,505         457,830
 Prepaid expenses                                      52,275          23,224
                                                   __________      __________
     Total current assets                           2,787,067       5,088,845
                                                   __________      __________

PROPERTY, PLANT AND EQUIPMENT, Net                  1,734,375       1,829,228

     Total assets                                 $ 4,521,442     $ 6,918,073
                                                   ==========      ==========

   LIABILITIES AND STOCKHOLDER'S EQUITY
_________________________________________________
CURRENT LIABILITIES:
  Accounts payable                                $   680,506     $   424,742
  Accrued payroll                                      84,883         127,493
  Accrued transportation                            1,013,182       1,390,063
  Other accrued liabilities                           686,737       1,281,387
                                                   __________      __________
     Total current liabilities                      2,465,308       3,223,685
                                                   __________      __________

LONG-TERM CLOSURE RESERVE                             916,000       1,100,000
PAYABLE TO PARENT                                  19,400,628      18,264,584
                                                   __________      __________
     Total liabilities                             22,781,936      22,588,269
                                                   __________      __________

STOCKHOLDER'S DEFICIT:
  Common Stock, no par value; 2,000,000 shares
    authorized, 1,800,000 shares issued and
    outstanding                                             -               -
  Paid-in capital                                   8,845,590       8,845,590
  Accumulated deficit                             (27,106,084)    (24,515,786)
                                                  ____________    ____________
     Total stockholder's deficit                  (18,260,494)    (15,670,196)
                                                  ___________     ____________
     Total liabilities and stockholder's deficit  $ 4,521,442     $ 6,918,073
                                                  ===========     ============

             The accompanying notes to financial statements are an integral part of these statements.

              DIVERSIFIED SCIENTIFIC SERVICES, INC.

      (a wholly-owned subsidiary of Waste Management, Inc.)


                    STATEMENTS OF OPERATIONS

      FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999


                                      1997             1998            1999
                                 ____________     ____________     ____________
REVENUES                         $  8,056,073     $  9,503,337     $ 10,128,971

OPERATING EXPENSES                  9,601,759        6,916,483        7,301,024

IMPAIRMENT CHARGE                  24,472,650                -                -

MANAGEMENT FEES                       834,778          773,111          237,649
                                 ____________      ___________      ___________

INCOME (LOSS) BEFORE TAXES        (26,853,114)       1,813,743        2,590,298

INCOME TAX PROVISION                        -                -                -
                                 ____________      ___________     ____________
NET INCOME (LOSS)                $(26,853,114)     $ 1,813,743     $  2,590,298
                                 ============      ===========     ============
























             The accompanying notes to financial statements are an integral part of these statements.

              DIVERSIFIED SCIENTIFIC SERVICES, INC.

      (a wholly-owned subsidiary of Waste Management, Inc.)


               STATEMENTS OF STOCKHOLDER'S DEFICIT

          YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999


                                     Common Stock                                                Total
                               ________________________      Paid-In         Accumulated     Stockholder's
                                 Shares         Amount       Capital           Deficit          Deficit
                               _________     __________    ___________     _____________     ____________
BALANCE, December 31, 1996     1,800,000     $       -     $ 8,845,590     $ (2,066,713)     $  6,778,877

   Net loss                            -             -               -      (26,853,114)      (26,853,114)
                               _________     _________     ___________     ____________      ____________
BALANCE, December 31, 1997     1,800,000             -       8,845,590      (28,919,827)      (20,074,237)

   Net income                          -             -               -        1,813,743         1,813,743
                               _________     _________     ___________     ____________       ___________
BALANCE, December 31, 1998     1,800,000             -       8,845,590      (27,106,084)      (18,260,494)

   Net income                          -             -               -        2,590,298         2,590,298
                               _________     _________     ___________     ____________       ____________
BALANCE, December 31, 1999     1,800,000     $       -     $ 8,845,590     $(24,515,786)     $(15,670,196)
                               =========     =========     ===========     =============      ============


























           The accompanying notes to financial statements are an integral part of these statements.

              DIVERSIFIED SCIENTIFIC SERVICES, INC.

      (a wholly-owned subsidiary of Waste Management, Inc.)


                    STATEMENTS OF CASH FLOWS

          YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                           1997               1998            1999
                                                       _____________     ____________     ____________
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                   $(26,853,114)     $  1,813,743     $  2,590,298
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
        Depreciation and amortization                     2,821,758           729,991          163,268
        Impairment charge                                24,472,650                 -                -
        Change in assets and liabilities:
          Decrease/(increase) in accounts
            receivable                                    3,205,217        (1,020,521)      (2,321,843)
          Increase in inventories and supplies              (61,987)          (70,306)         (21,325)
          Increase/(decrease) in prepaid expenses            31,720           (36,237)          29,051
          Increase/(decrease) in accounts payable           528,214          (323,831)        (255,764)
          Increase/(decrease) in accrued payroll            (44,533)           38,092           42,610
          Increase/(decrease) in accrued
            transportation                                 (370,841)         (102,575)         376,881
          Increase/(decrease) in other accrued
            liabilities                                    (599,637)          137,974          594,650
          Increase in long-term closure reserve             184,000           184,000          184,000
                                                        ____________       ___________      __________
               Net cash provided by operating
                 activities                               3,313,447         1,350,330        1,381,826
                                                        ____________       ___________      __________
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures, net of dispositions                786,604          (466,085)        (258,121)
                                                        ___________        ___________      __________

CASH FLOWS FROM FINANCING ACTIVITIES:
   Decrease in payable to Parent                         (4,097,051)         (871,058)      (1,136,044)
                                                       ____________        ___________      ___________

NET INCREASE (DECREASE) IN CASH                               3,000            13,187           (12,339)

CASH, beginning of year                                           -             3,000            16,187
                                                       ____________        ___________       __________
CASH, end of year                                      $      3,000        $   16,187        $    3,848
                                                       ============        ===========       ==========
SUPPLEMENTARY INFORMATION:
  Cash paid for interest, net of amount capitalized    $          -        $        -        $        -
                                                       ============        ===========       ===========
  Cash paid for income taxes                           $          -        $        -        $        -
                                                       ============        ===========       ===========





 The accompanying notes to financial statements are an integral part of these statements.

           DIVERSIFIED SCIENTIFIC SERVICES, INC.

      (a wholly-owned subsidiary of Waste Management, Inc.)


               NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 1999


1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Diversified Scientific Services, Inc. ("DSSI" and the "Company") is a wholly-owned subsidiary of Waste Management, Inc. (the "Parent") and a C Corporation. The Company has historically been dependent on the Parent to fund its operations and provide accounting and operations support. The Company operates a licensed boiler facility for the treatment of both liquid radioactive only waste and liquid mixed waste (as defined by the Resource Conservation and Recovery Act ("RCRA") and the Atomic Energy Act ("AEA") and their amendments, respectively). The residue resulting from the treatment process is considered Company generated waste and is disposed of by the Company at an appropriately licensed and permitted third-party disposal facility.

Revenue Recognition

Revenue, along with the related costs of treatment, disposal and transportation, is recorded at the time of acceptance of waste at the Company's treatment facility. The Company generally grants credit to customers on an unsecured basis. Accounts receivable represent receivables from customers in the ordinary course of business. The Company is subject to losses from uncollectible receivables in excess of its allowances. The Company's management believes that all appropriate allowances have been provided.

Inventories and Supplies

Inventories and supplies consist primarily of solvent, oil, supplies and spare parts which are valued at the lower of cost or market, determined on a first-in, first-out basis.

Property, Plant and Equipment

Property, plant and equipment are recorded at the lower of estimated realizable value or cost. Depreciation is provided using principally the straight-line method over the estimated useful lives of the related assets as follows: buildings and improvements, 15 to 30 years; computers and equipment, 3 to 5 years; furniture and fixtures 3 to 5 years; and vehicles, 3 to 4 years.

Expenditures for maintenance and repairs are generally charged to expense as incurred, whereas expenditures for improvements and replacements are capitalized.

The cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts and the resulting gain or loss is reflected in the consolidated statements of operations.

                                  -2-
Accrued Transportation Costs

Accrued transportation costs represent accruals for estimated costs associated with the transportation and disposal of waste after processing at the Company's
treatment facility.   The Company's treatment process
results primarily in the accumulation of treated waste in the form of ash which can be transported to and disposed of at existing independent waste disposal/storage facilities. The Company estimates the transportation and disposal costs for ash using actual levels of unprocessed and processed waste on hand and historical actual costs for transportation and disposal.

The Company's treatment process also results in the accumulation of certain legacy wastes, such as Chlorine 36, spent carbon and vermiculite, for which no regulatory approved treatment or storage process is currently available. The Company's estimate of the ultimate costs that will be incurred to transport and dispose of such legacy wastes is based on management's estimates, and as such, is subject to adjustment as regulatory approved treatments and storage processes become available. As of December 31, 1998 and 1999, approximately $544,000 and
$675,000, respectively, of the reserve for accrued transportation costs related to management's estimates of the costs to treat and store such legacy wastes.

Accrued Closure Costs

Accrued closure costs represent accruals for the estimated costs associated with the closure and remediation of its waste processing and treatment facility. Based on the current market and projections for the demand of future waste processing, the Company estimates it will operate at its facility for at least the next 18 years. Accordingly, the Company is accruing for such costs plus an amount for inflation over such period. Management is unable to estimate the effects of change in technology, future increases in treatment and burial rates and the timing of closure and remediation activities on the estimated closure and remediation costs. Uncertainties related to any of these factors could have a significant impact on the Company's estimated closure costs. Management updates the closure costs on an annual basis. Changes in estimated closure costs are recognized over the remaining facility life.

Income Taxes

The Company is included in the consolidated income tax return of its Parent. Under this intercompany tax sharing arrangement, the Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Long-Lived Assets and Impairment Charge

In accordance with Statement of Financial Accounting
Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets", management evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management utilizes estimated undiscounted future cash flows to determine when an impairment exists. When this analysis indicates an impairment exists, the amount of loss is determined based upon a comparison of estimated fair value with the net book value of the asset. Estimated fair value is based upon the present value of estimated future cash flows or other objective criteria.

In 1997, the Company's and its Parent's evaluation of goodwill and other non-current assets indicated an impairment of approximately $24,473,000 which was charged to expense in the 1997 statement of operations. As a result of the review, all of the Company's intangible assets (totaling $11,244,000 and comprised primarily of goodwill and other intangibles) were reduced to an estimated fair value of zero and the Company's property, plant and equipment was reduced from a net book value of $14,414,000 to an estimated fair value of $1,998,000. The estimated fair values were determined using future cash flow projections discounted back using discount rates which management and the Parent considered appropriate for the risks involved with the specific assets.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Effective May 16, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income encompasses all changes in stockholder's equity (except those arising from transactions with owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Adoption of this pronouncement has not had a material impact on the Company's results of operations, as comprehensive income (loss) for 1997, 1998 and 1999 was the same as net income (loss) for the Company.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective, as amended, for fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires all derivatives to be recognized in the statement of financial position and to be measured at fair value. The Company anticipates adopting the provisions of SFAS No. 133 effective January 1, 2001. Such adoption is not expected to have a material effect on the Company's results of operations or financial position.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition" ("SAB 101"). SAB 101 summarizes the SEC staff's views in applying generally accepted accounting principles to revenue recognition in the financial statements of public companies. The Company will be required to adopt the provisions of SAB 101 in the quarter ending December 31, 2000. Management is in the process of determining the impact, if any, such adoption will have on the Company's financial statements.

2.  RECEIVABLES

Receivables at December 31, 1998 and 1999 are composed of the following:

                                               1998            1999
                                           ___________     ___________

Trade accounts                             $    752,818     $ 3,151,322
Unbilled trade                                1,589,282       1,512,621
                                           ____________     ___________
                                              2,342,100       4,663,943
Less allowance for doubtful accounts            (60,000)        (60,000)
                                           ____________     ___________
Net receivables                            $  2,282,100     $ 4,603,943
                                           ============     ===========

3.  PROPERTY, PLANT AND EQUIPMENT

                                               1998             1999
                                           ___________       ___________

Land, buildings and improvements           $ 1,879,641       $ 1,870,747
Construction in progress                       250,138           425,498
Computers and equipment                        246,319           246,319
Furniture and fixtures                          66,248            66,248
Vehicles                                        32,173            32,173
                                           ___________        __________
                                             2,474,519         2,640,985
Less accumulated depreciation                 (740,144)         (811,757)
                                           ___________        __________
                                           $ 1,734,375       $ 1,829,228
                                           ===========       ===========


4.  INCOME TAXES

Under its tax sharing arrangement with the Parent, the Company has recorded the following deferred tax assets and liabilities as of December 31, 1998 and 1999:

                                               1998               1999
                                            ___________         __________

Asset reserves                              $    93,600         $   93,600
Liabilities not yet deductible for
   income tax purposes                          357,240            429,000
Excess of tax over book depreciation         (4,418,734)        (5,122,824)
Asset basis differences                       7,051,158          7,051,158
                                            ___________         ___________
                                              3,083,264          2,450,934
Valuation allowance                          (3,083,264)        (2,450,934)
                                            ___________         ___________
                                            $         -         $        -
                                            ===========         ===========

FAS 109 requires the Company to record a valuation allowance when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." It further states that "forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as cumulative losses in recent years." On a standalone basis, the ultimate realization of the deferred income tax asset presented above depends on the Company's ability to generate sufficient taxable income in the future. Through December 31, 1999, the Company has generated cumulative net operating losses for federal and state income tax purposes which have been utilized by the Parent in its consolidated return. Accordingly, the Company has provided a valuation allowance at December 31, 1998 and 1999. If the Company achieves sufficient profitability to use all of the deferred income tax asset, the valuation allowance will be reduced through a credit to expense (increasing stockholder's equity). On the other hand, if the Company is unable to generate sufficient taxable income in the future through operating results or tax planning opportunities, increases in the valuation allowance will be required through a charge to expense (reducing stockholder's equity).

5.  RELATED PARTY TRANSACTIONS AND PAYABLE TO PARENT

The Parent and its subsidiaries perform certain of the Company's accounting functions including the processing of payroll, recording of accounts payable, processing of cash disbursements, accounting for fixed assets, the allocating of income taxes and financial reporting and consolidation. The Company is covered by insurance maintained by the Parent and pays its pro rata share of premiums to the Parent. In exchange for these financial and support services the Parent and its subsidiaries charge a management fee to DSSI.

The payable to Parent represents funds advanced to the Company by the Parent to finance its operations as well as amounts charged to the Company for administrative and support services provided by the Parent. The Company has historically been dependent on the Parent to fund its operations and provide accounting and operations support. The Parent has represented that it will not require payment of amounts due to it during 2000. Accordingly, the payable to Parent at December 31, 1999, has been classified as long-term in the accompanying balance sheet.


6.  BENEFIT PLANS

Employees of the Company are eligible to participate in the 401k plan of the Parent after they have been employed for 90 days.
The 401k plan is funded by elective employee contributions of up to 15% of their eligible compensation. The Company matches 100% of employee contributions up to 3% and matches 50% of the next 3% of employee contributions. All contributions are immediately vested. The Company's expense under the 401k plan consists of Company matching contributions and totaled $42,473 for 1999.

Employees of the Company are also eligible to participate in the Parent's employee stock purchase plan under which they may contribute up to 10% of their compensation to purchase stock of the Parent at a 15% discount off of market price.

7.  COMMITMENTS AND CONTINGENCIES

Hazardous Waste

In connection with waste management services, the Company handles both hazardous and non-hazardous waste which is transported to third-party facilities for destruction or disposal. As a result of disposing of hazardous substances, in the event any cleanup is required, the Company could be a potentially responsible party for the costs of the cleanup notwithstanding any absence of fault on its part.

Permits

The Company is subject to various regulatory requirements, including the procurement of requisite licenses and permits at its facilities. These licenses and permits are subject to periodic renewal without which the Company's operations would be adversely affected. The Company anticipates that, once a license or permit is issued with respect to a facility, the license or permit will be renewed at the end of its term if the facility's operations are in compliance with the applicable regulatory requirements.

ACCRUED CLOSURE COSTS AND ENVIRONMENTAL LIABILITIES

In the course of owning and operating an on-site treatment, storage and disposal facility, the Company is subject to corrective action proceedings to restore soil and/or groundwater to its original state. These activities are governed by federal, state and local regulations. As discussed in Note 1, the Company has recorded accrued liabilities for estimated closure costs and identified remediation costs. The Company has a surety bond guaranteed by the Parent to ensure funding for the closure procedures.

OPERATING LEASES

The Company has a non-cancelable operating lease on a certain building. The remaining future minimum annual rental commitments on this operating lease for the next two years are approximately $31,000 and $18,000. Rental expense for all operating leases including month-to-month arrangements, was approximately $69,000, $74,000 and $42,000 for the years ended December 31, 1997, 1998 and 1999, respectively.


8.  SUBSEQUENT EVENT

In May 2000, the Parent entered into an agreement with Perma-Fix Environmental Services, Inc. ("Perma-Fix") under the terms of which the Parent will sell the common stock of the Company and extinguish the Company's liability under its Payable to Parent in exchange for a purchase price to be paid by Perma-Fix of approximately $8,500,000.